EXHIBIT 23.2


                         CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the registration statement of Pinnacle Global Group, Inc. on Form S-8 of our report dated February 3, 1998 (including Note 13 for which the date is March 18, 1998 and Notes 7 and 14 for which the date is October 6, 1998), on our audits of the financial statements of Harris Webb & Garrison, Inc.


                                          /s/ Chesier & Fuller, L.L.P.

                                          CHESIER & FULLER, L.L.P.

Dallas, Texas
February  12, 1999